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ENHABIT, INC.
(Name of Registrant as Specified In Its Charter)

AREX CAPITAL MASTER FUND, LP

AREX CAPITAL PARTNERS, LP

AREX CAPITAL, LTD.

AREX CAPITAL GP, LLC

AREX CAPITAL MANAGEMENT, LP

AREX CAPITAL MANAGEMENT GP, LLC

ANDREW RECHTSCHAFFEN

JAMES T. CORCORAN

MEGAN AMBERS

MAXINE HOCHHAUSER

MARK W. OHLENDORF

ANNA-GENE O’NEAL

DR. GREGORY S. SHEFF

JUAN VALLARINO

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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AREX Capital Master Fund, LP, an exempted limited partnership organized under the laws of the Cayman Islands, together with the other participants named herein (collectively, “AREX”), has filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2024 annual meeting of stockholders (the “Annual Meeting”) of Enhabit, Inc., a Delaware corporation (the “Company”).

On June 26, 2024, Andrew Rechtschaffen, the Managing Member of the general partner of AREX Capital Master Fund, LP, was quoted in the following article published by The Deal:

Arex’s Enhabit Battle Moves Past Failed Auction

By Ronald Orol — June 26, 2024 12:34 PM

The insurgent investor and home health and hospice company are battling over director qualifications, with board and industry experience coming under scrutiny.

In May, activist Arex Capital Management LP launched a change-of-control director contest at Enhabit Inc. (EHAB), after the home health and hospice care company concluded a strategic review process without a sale.

The insurgent fund nominated seven candidates for Enhabit’s then 13-person board, after expressing disappointment that the auction ended with no deal. The “failure,” as the insurgent described the auction’s conclusion, didn’t reflect Enhabit’s “strategic potential” but rather lay with the company’s board.

“If this company is going to be independent, it needs directors who can help guide it much more effectively than before,” Arex managing partner Andrew Rechtschaffen said. “You can’t just have the same team oversee management. Industry expertise is vital.”

Enhabit’s shares are down 29% over the past year and 66% since it spun off from Encompass Health Corp. (EHC) in July 2022, and traded midday Wednesday, June 26, at $8.49 a share. Last month, the home health company missed revenue and income expectations for the first quarter, the same day it concluded the review with no sale.

In its initial brush with activism, the business spun off from Encompass Health under pressure from Barry Rosenstein’s Jana Partners LLC, and a settlement with two other activists came last year.

The latest pressure led Enhabit in May to report more details about its auction — it said that, with the help of financial adviser Goldman, Sachs & Co. and legal adviser Sidley Austin LLP, it spent nine months reviewing strategic options, involving 38 potential counterparties, of which 26 executed nondisclosure agreements and nine participated in management presentations. Ultimately, two sponsors and two strategics provided initial indications of interest, but none submitted offers.

“Significant headwinds” affected the review, including changes in Medicare Advantage rates, the antitrust landscape and persistent high interest rates, the company said.

Company followers interviewed by The Deal, however, said Enhabit has continued to underperform peers in recent months, while one sell-side analyst also expressed surprise a buyer wasn’t found. Healthcare insurers, such as Humana Inc. (HUM), and other companies, including Addus HomeCare Corp. (ADUS) and BrightSpring Health Services Inc. (BTSG), could be attracted to Enhabit’s business, the analyst added, as could private equity. Addus suggested at an investor conference it could be interested in Enhabit, but no bid emerged, the company follower said. Addus declined to comment.

A recent BrightSpot acquisition of a hospice and palliative care provider represents evidence that it’s committed to executing on its acquisition strategy, Jefferies LLC analysts said Monday. Another company, Texas-based home health and hospice company VitalCaring Group, might be attracted as well, with backing, the analyst said. The company’s CEO, April Anthony, who founded Encompass’ home health and hospice division and left in 2021, told Hospice News in March, “We absolutely intend to be very active in the M&A space.”

Despite company concerns, antitrust likely wouldn’t be an issue for Enhabit unless it tried to combine with UnitedHealth Group Inc. (UNH), which is seeking to acquire rival hospice and home health provider Amedisys Inc. (AMED) for $3.3 billion, the company follower said. An ongoing Department of Justice investigation into UnitedHealth’s market power could affect the Amedisys deal.

Still, a potential second Trump administration could be less interested in challenging certain deals, especially considering that the home health and hospice industry is a fragmented market, company followers said.

Board Qualifications in Spotlight

Putting the auction aside, the two sides are battling over director qualifications and company oversight, with Enhabit arguing that Arex’s candidates lack board experience, while the insurgent fund insists incumbent directors don’t have home health and hospice expertise.

Four of five Enhabit “transition” directors, who previously held board seats at the company’s prior parent, are set to step down at the 2024 annual meeting, scheduled for July 25, bringing the board size to nine. Governance expert Charles Elson, founding director of the Weinberg Center for Corporate Governance at the University of Delaware, will be the only former Encompass director to remain.

Enhabit insists its directors are aligned with key opportunities, as six oversaw the “company through a period of instability and positioned” it for growth, while two others have executive level experience at health insurers Aetna Inc. and UnitedHealth amid a “payor innovation strategy” involving renegotiating contracts with private insurers. Company followers said Enhabit has struggled to shift some of its business from the traditional fee-for-service Medicare program to lower-paying Medicare Advantage plans.

Susan LaMonica, the company said, brings key human resources experience — she’s chief human resources officer at Citizens Financial Group Inc. (CFG).

The company also already has activist-related directors: Elson, a governance expert, previously was nominated by activists, while Barry Schochet was installed in a March 2023 settlement with two other investors, Cruiser Capital Advisors LLC and Harbour Point Capital Management LP. Director Stuart McGuigan, a cybersecurity expert, was a mutual pick in that agreement.

Alternatively, Arex promoted its candidates’ home health and hospice care experience. Dissident nominee Gregory Sheff, previously interim president of home solutions at Humana, also served as chief medical officer of the division while candidate Maxine Hochhauser was COO of Addus HomeCare. Mark Ohlendorf previously was Brookdale Senior Living Inc. (BKD) president.

Enhabit has complained the dissident nominees’ home health experience is unproven or “dated,” while Arex has pointed out that incumbent directors have overseen a significant share price drop.

About AREX

AREX Capital Management, LP is a value-oriented investment firm based in New York City. AREX takes a long-term, opportunistic approach to investing and focuses primarily on publicly traded companies with significant, unrealized potential.

Investor Contact

Saratoga Proxy Consulting
John Ferguson
(212) 257-1311
rehabEHAB@saratogaproxy.com

Media Contact

Longacre Square Partners
Greg Marose / Charlotte Kiaie
(646) 386-0091
rehabEHAB@longacresquare.com